UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Litigation Update

On April 4, 2024, Clover Health Investments, Corp. (the “Company”), as required by the Settlement (as defined below) resolving the shareholder derivative actions captioned (1) Sun v. Garipalli, et al., No. 3:21-cv-0311 (M.D. Tenn.); (2) In re: Clover Health Investments Corp. Derivative Litig., No. 1:21-cv-00191 (D. Del.); (3) In re Clover Health Investments, Corp. Stockholder Derivative Litig., Index No. 655420/2021 (N.Y. Sup. Ct., N.Y. Cnty.); and (4) Davies v. Garipalli, et al., No. 2021-1016-SG (Del. Ch.) (the “Shareholder Derivative Actions”), issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company has previously disclosed the Shareholder Derivative Actions, most recently in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, which involve the Company being named as nominal defendant in certain shareholder derivative actions asserting claims that generally relate to the allegations published in an article issued on February 4, 2021 by Hindenburg Research LLC.

On February 5, 2024, the plaintiffs in the Shareholder Derivative Actions, on the one hand, and the Company, on the other hand, executed a Stipulation and Agreement of Settlement dated as of February 2, 2024 (the “Stipulation”), which, subject to final court approval, provides the defendants in the Shareholder Derivative Actions with customary releases and, as previously disclosed, will require the Company to implement a suite of corporate governance enhancements (the “Settlement”). The Settlement does not involve any monetary payment, other than payment of an award of fees and expenses to plaintiffs’ counsel in the amount of $2.5 million, which remains subject to final court approval.

On March 5, 2024, the United States District Court for the Middle District of Tennessee entered an Order Preliminarily Approving Settlement and Providing for Notice in the Shareholder Derivative Actions, and scheduled a hearing for July 11, 2024 to determine whether to give final approval to the Settlement.

A copy of the Stipulation and exhibits thereto are attached to this Current Report on Form 8-K as Exhibit 99.2. A copy of the court-approved Long-Form Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, which describes the litigation and the Settlement in greater detail and specifies the procedures and deadlines for any stockholder objections is attached to this Current Report on Form 8-K as Exhibit 99.3. Both exhibits are also available on the Company’s investor relations website at https://investors.cloverhealth.com.

Forward-Looking Statements

Please note that this report, including the press release attached hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and the Company's future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern the Company's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this report include, but are not limited to, statements regarding the litigation and proposed settlement, including definitive documentation and final court approval, as well as expectations related to the Company's profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this report. Additional information concerning these and other risk factors is contained in the Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in our subsequent reports filed with the SEC, in each case where relevant, including the Risk Factors sections therein. The forward-looking statements included in this report are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated April 4, 2024
99.2	Stipulation and Agreement of Settlement
99.3	Long-Form Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	April 4, 2024	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)